File No. 811-08957

               SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549

                           FORM N-2

           REGISTRATION STATEMENT UNDER THE INVESTMENT
           COMPANY ACT OF 1940                               [X]


           Amendment No. 5                                   [X]


         Stein Roe Floating Rate Limited Liability Company
         (Exact Name of Registrant as Specified in Charter)

                    One Financial Center
                      Boston, MA  02111
             (Address of Principal Executive Offices)

                        (800) 338-2550
         (Registrant's Telephone Number, Including Area Code)


William J. Ballou                           Cameron S. Avery
Secretary                                   Bell, Boyd & Lloyd
Stein Roe Floating Rate                     Three First National Plaza
  Limited Liability Company                 70 W. Madison Street, Suite 3300
One Financial Center                        Chicago, Illinois 60602
Boston, Massachusetts

             (Name and Address of Agents for Service)


                            EXPLANATORY NOTE


Throughout this Registration Statement, information concerning Stein Roe Floating Rate Limited Liability Company (the "Portfolio") is incorporated by reference from the Registration Statements on Form N-2 of Liberty Floating Rate Fund (File No. 333-51466) and Liberty-Stein Roe Institutional Floating Rate Income Fund (File No. 333-51742) (under the Securities Act of 1933 (the "1933 Act")) (the "Filings")(CIK Nos. 0001068200 and 0001068202, respectively). The Filings contain the prospectuses and statements of additional information (each an "SAI") for Liberty Floating Rate Fund and Liberty-Stein Roe Institutional Floating Rate Income Fund(the "Feeder Funds"), which invest substantially all of their assets in the Portfolio.

This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940 (the "1940 Act"). However, interests in the Portfolio are not being filed under the 1933 Act because interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may be made only by investment companies, insurance company separate accounts, common or commingled trust funds, or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" of the Portfolio within the meaning of the 1933 Act.

                                PART A

Responses to Items 1, 2, 3.2, 4, 5, 6, and 7 of Part A have been omitted pursuant to Paragraph 3 of Instruction G of the General Instructions to Form N-2.

ITEM 3.  FEE TABLE AND SYNOPSIS

Not applicable.

ITEM 8.  GENERAL DESCRIPTION OF THE REGISTRANT

 1) The Portfolio is a closed-end, non-diversified management investment company which was organized as a limited liability company under the laws of the State of Delaware on August 14, 1998. Interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may be made only by investment companies, insurance company separate accounts, common or commingled trust funds, or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" of the Portfolio within the meaning of the 1933 Act.

(2)-(4) Registrant incorporates by reference information concerning the Portfolio's investment objective and investment practices and risk factors associated with investments in the Portfolio in the section entitled "Investment Objectives and Policies," "How the Portfolio Invests," "Principal Risks" and "Other Investment Practices" in each Feeder Fund prospectus.

(5) Investments in the Portfolio may not be transferred. However, the Portfolio will, pursuant to Rule 23c-3 under the 1940 Act, make offers to repurchase at net asset value a portion of its interests. See "Periodic Repurchase Offers" in each Feeder Fund prospectus and "Investment Restrictions" and "Repurchase Offer Fundamental Policy" in each Feeder Fund SAI. Subject to the Portfolio's investment restriction with respect to borrowings, the Portfolio may borrow money or issue debt obligations to finance its repurchase obligations. See "Investment Restrictions" in each Feeder Fund SAI.

(6)  Not applicable.

ITEM 9.  MANAGEMENT

1(a) Board of Managers. The Board of Managers of the Portfolio has overall management responsibility for the Portfolio. Registrant incorporates by reference information concerning the Portfolio's management from "Management of the Fund" and "Organization and Description of Shares" in each Feeder Fund prospectus.

1(b) - (c) Registrant incorporates by reference information concerning the Portfolio's management from "Management of the Fund" and "Organization and Description of Shares" in the Feeder Fund prospectus.

1(d) Liberty Funds Services, Inc ("LFS"), P.O. Box 1722, Boston, MA 02105, a wholly owned subsidiary of Liberty Funds Group LLC, acts as agent of the Portfolio for the transfer of shares, disbursement of dividends and maintenance of shareholder accounting records. Under a separate agreement, LFS also provides certain investors accounting services to the Portfolio.

1(e) Custodian. State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02101, is the custodian of the Portfolio and has custody of the securities and cash of the Portfolio. The custodian, among other things, attends to the collection of principal and income and payment for and collection of proceeds of securities bought and sold by the Portfolio.

1(f) Expenses. The Portfolio is responsible for all of its expenses not expressly stated to be payable by the other party under the Portfolio Management Agreement, Accounting and Bookkeeping Agreement, and Investor Services Agreement.

1(g) Not applicable.

(2)  Not applicable.

(3) Control Persons. The Registrant does not consider that it is directly or indirectly controlling, controlled by or under common control with other persons within the meaning of this Item.


ITEM 10. CAPITAL STOCK,  LONG-TERM DEBT AND OTHER SECURITIES

1(a)-(f) Registrant incorporates by reference information concerning interests in the Portfolio from "Organization and Description of Shares" and "Master/Feeder Funds: Structure and Risk Factors" in each Feeder Fund prospectus. An interest in the Portfolio has no preemptive or conversion rights and is fully paid and non-assessable, except as set forth below. The Portfolio is not required to hold annual meetings of investors, and has no current intention to do so, but the Portfolio will hold special meetings of investors when, in the judgment of the Board, it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. An investors' meeting will be held upon the written, specific request to the Board of investors holding in the aggregate not less than 10% of the units in the Portfolio. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Board by a specified number of shareholders) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Board members. Investors also have the right to remove one or more Board members without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of the Portfolio, investors would be entitled to share pro rata in the net assets available for distribution to investors (unless another sharing method is required for federal income tax reasons, in accordance with the sharing method adopted by the Board).

The Portfolio is organized as a limited liability company under the laws of the State of Delaware. Under the Agreement, the Portfolio is authorized to issue units. Each investor is entitled to vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio may not be transferred. However, the Portfolio will, pursuant to Rule 23c-3 under the 1940 Act, make offers to repurchase at net asset value a portion of its interests. See "Periodic Repurchase Offers" in each Feeder Fund prospectus and "Investment Restrictions" and "Repurchase Offer Fundamental Policy" ineach Feeder Fund SAI. Subject to the Portfolio's investment restriction with respect to borrowings, the Portfolio may borrow money or issue debt obligations to finance its repurchase obligations. See "Investment Restrictions" in each Feeder Fund SAI.

The net income of the Portfolio shall consist of (i) all income accrued less the amortization of any premium on the assets of the Portfolio, less (ii) all actual and any accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles. Income includes discount earned (including both original issue, and by election, market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio. All of the net income of the Portfolio is allocated among the investors in accordance with their interests (unless another sharing method is required for federal income tax reasons, in accordance with the sharing method adopted by the Board).

(2) - (3)  Not applicable.

(4) It is intended that the assets, income and distributions of the Portfolio will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code") for qualification as a regulated investment company ("RIC"), assuming the investor invested all of its assets in the Portfolio.

Under the anticipated method of the operation of the Portfolio, the Portfolio will not be subject to any federal income tax. However, each investor in the Portfolio will be taxed on its share (as determined in accordance with the governing instruments of the Portfolio) of the ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with an allocation method designed to satisfy the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder. Distributions of net income and capital gain are to be made pro rata to investors in accordance with their investment in the Portfolio. For federal income tax purposes, however, income, gain, or loss may be allocated in a manner other than pro rata, if necessary to reflect gains or losses properly allocable to fewer than all investors as a result of contributions of securities or redemptions of portions of an investor's unrealized gain or loss in assets.

(5)  Not applicable.

(6)  Not applicable.


ITEM 11.  DEFAULTS AND ARREARS ON SENIOR SECURITIES

Not applicable.

ITEM 12.  LEGAL PROCEEDINGS

Not applicable.

ITEM 13.  TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION
General Information and History...............................B-1
Investment Objective and Policies.............................B-1
Management....................................................B-1
Control Persons and Principal Holders of Securities...........B-1
Investment Advisory and Other Services .......................B-2
Brokerage Allocation and Other Practices......................B-2
Tax Status....................................................B-2
Financial Statements..........................................B-4


                              PART B

           Stein Roe Floating Rate Limited Liability Company
        Statement of Additional Information Dated December 28, 2001


ITEM 14.  COVER PAGE

Not applicable.

ITEM 15.  TABLE OF CONTENTS

General Information and History...............................B-1
Investment Objective and Policies.............................B-1
Management....................................................B-1
Control Persons and Principal Holders of Securities...........B-1
Investment Advisory and Other Services .......................B-2
Brokerage Allocation and Other Practices......................B-2
Tax Status....................................................B-2
Financial Statements..........................................B-4

ITEM 16.  GENERAL INFORMATION AND HISTORY

Not applicable.

ITEM 17.  INVESTMENT  OBJECTIVE AND POLICIES

Part A, Item 8 contains additional information about the investment objective and policies of the Portfolio. This Part B should be read in conjunction with Part A. Capitalized terms in this Part B and not otherwise defined have the meanings given to them in Part A.

(1)-(3) Registrant incorporates by reference additional information concerning the investment policies of the Portfolio as well as information concerning the investment restrictions of the Portfolio from "Investment Policies," "Portfolio Investments and Strategies" and "Investment Restrictions" in each Feeder Fund SAI.


(4)  Not applicable.

ITEM 18.  MANAGEMENT

The Portfolio is organized as a Delaware limited liability company; therefore, it is required to have a board of managers rather than a board of trustees. The managers of the Portfolio are the same persons as the trustees of each Feeder Fund. Registrant incorporates by reference additional information concerning the management of the Portfolio from "Management" in each Feeder Fund SAI.

For the fiscal year ended August 31, 2001 and the calendar year ended December 31, 2000, the Managers received the following compensation for serving as
Managers:

                        Aggregate Compensation
                        From LLC For The               Pension or Retirement       Total Compensation From LLC and The Fund
                        Fiscal Year Ended              Benefits Accrued As Part    Complex Paid To Managers For The Calendar
Manager                 August 31, 2001                of LLC Expenses(1)          Year Ended December 31, 2000(2,3)
John A. Bacon            $500                           N/A                         $  98,100
William W. Boyd           500                           N/A                           102,600
Lindsay Cook(4)           N/A                           N/A                               N/A
Douglas A. Hacker         747                           N/A                            98,100
Janet Langford Kelly      644                           N/A                            93,600
Richard W. Lowry          251                           N/A                           124,000
Salvatore Macera          247                           N/A                            98,000
William E. Mayer          242                           N/A                           125,000
Charles R. Nelson         747                           N/A                            91,800
John J. Neuhauser         250                           N/A                           126,252
Joseph R. Palombo(5)      N/A                           N/A                               N/A
Thomas Stitzel            247                           N/A                            97,000
Thomas C. Theobald        756                           N/A                            91,800
Anne-Lee Verville         256(4)                        N/A                            94,667

1    The LLC does not currently  provide pension or retirement plan benefits to the Managers.
2    As of December  31,  2000,  the  Liberty  family of funds  (Liberty  Funds)
     consisted  of 66 open-end and 9 closed-end  management  investment  company portfolios; the Stein Roe family of funds (Stein Roe Funds) consisted of 40 open-end  management  investment company portfolios and 1 limited liability company;  and the All-Star family of funds (All-Star  Funds) consisted of 2
     closed-end   management   investment  company  portfolios  and  1  open-end
     investment management portfolio (collectively, the "Liberty Fund Complex").
     As of December  27, 2000,  the boards of trustees of the Liberty  Funds and
     Stein Roe  Funds  were  effectively  combined  into a single  board for the
     Liberty Funds and Stein Roe Funds.  The All-Star Funds have separate boards of directors.
3    In connection  with the  combination of the Liberty and Stein Roe boards of trustees,  Messrs.  Bacon  and  Boyd  will  receive  $95,000  and  $50,000, respectively,  for retiring  prior to their  respective  board's  mandatory retirement  age.  This payment will continue for the lesser of two years or until the date the  Manager  would  otherwise  have  retired at age 72. The payments,  which  began in  2001,  are paid  quarterly.  Liberty  Financial
     Companies (LFC) and the Liberty Fund Complex will each bear one-half of the cost of the payments. The Liberty Fund Complex portion of the payments will be allocated  among the Liberty Fund Complex  based on each fund's share of the Manager/Trustee fees for 2000.
4    During the fiscal year ended August 31, 2001, Ms. Verville  deferred all of her compensation from the LLC pursuant to the deferred compensation plan.
5    Mr. Cook resigned as Manager/Trustee of the Stein Roe Complex on December
     27, 2000.  Mr. Cook received no compensation from the Liberty Fund  Complex because he was an employee of LFC.
6    Mr.  Palombo  does not  receive  compensation  because he is an employee of
     Colonial Management Associates,  Inc.

ITEM 19.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

As of November 30, 2001, the only person known to own of record or "beneficially" 5% or more of the outstanding interests of the Portfolio within the definition of that term as contained in Rule 13d-3 under the Securities Exchange Act of 1934 were:

               Name and Address                 Approximate % of Outstanding
                                                         Shares Held

Liberty Floating Rate Fund                                  79.4
One Financial Center
Boston, MA  02111

Liberty-Stein Roe Institutional Floating                    20.6
Rate Income Fund
One Financial Center
Boston, MA 02111

ITEM 20.  INVESTMENT ADVISORY AND OTHER SERVICES

Registrant incorporates by reference information concerning investment advisory and other services provided to the Portfolio and each Feeder Fund from "Investment Advisory and Other Services," "Distributor," "Transfer Agent," "Custodian" and "Independent Accountants" in each Feeder Fund SAI.

Bookkeeping and Accounting Agreement Pursuant to a separate agreement with Registrant, Stein Roe & Farnham Incorporated (Stein Roe) receives a fee for performing certain bookkeeping and accounting services. During the period September 1, 2000 to June 30, 2001, Stein Roe provided bookkeeping and accounting services for a monthly fee equal to $25,000 annually plus 0.0025% annually of the Portfolio's average net assets over $50 million. Effective July 1, 2001, under its bookkeeping and accounting agreement with the Portfolio, the Advisor receives from the Portfolio an annual flat fee of $10,000. During the fiscal years ended August 31, 2001, August 31, 2000 and August 31, 1999, Stein Roe received fees (in thousands) of $35, $30 and $18, respectively, from Registrant for performing these services.


ITEM 21.  BROKERAGE  ALLOCATION AND OTHER PRACTICES

Registrant incorporates by reference information concerning the brokerage practices of the Portfolio from "Portfolio Transactions" in each Feeder Fund SAI.


ITEM 22.  TAX STATUS

The Portfolio is organized as a limited liability company under the laws of the State of Delaware. Under the anticipated method of the operation of the Portfolio, the Portfolio will not be subject to any federal income tax nor is it expected to have any Delaware income tax liability. However, each investor in the Portfolio will be taxed on its share (as determined in accordance with the governing instruments of the Portfolio) of the ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with an allocation method designed to satisfy the Code, and the regulations promulgated thereunder.

The Portfolio's taxable year end is August 31. Although, as described above, the Portfolio will not be subject to federal income tax, it will file appropriate income tax returns.

It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code for qualification as a RIC, assuming that the investor invests all of its assets in the Portfolio.

In order for an investment company investing in the Portfolio to qualify for federal income tax treatment as a regulated investment company, at least 90% of its gross income for a taxable year must be derived from qualifying income; i.e., dividends, interest, income derived from loans of securities, gains from the sale of stock or securities or foreign currencies, or other income (including but not limited to gains from options, futures, or forward contracts) derived with respect to its business of investing in stock, securities, or currencies. Any investment company investing in the Portfolio also will be required to distribute each year at least 90% of its investment company taxable income (in order to escape federal income tax on distributed amounts) and to meet certain tax diversification requirements. Because an investment company investing in the Portfolio may invest all of its assets in the Portfolio, the Portfolio must satisfy all of these tax requirements in order for such other investment companies to satisfy them.

The Portfolio will allocate at least annually to its shareholders its distributive share of any net investment income and net capital gains which have been recognized for federal income tax purposes (including unrealized gains at the end of the Portfolio's taxable year on certain options and futures transactions that are required to be marked-to-market).

The Portfolio intends to distribute substantially all of its income including any net realized capital gains, and thereby be relieved of any federal income tax liability to the extent of such distributions. Because capital gain distributions reduce net asset value, if a shareholder purchases shares shortly before a record date he will, in effect, receive a return of a portion of his investment in such distribution. The distribution would nonetheless be taxable to him, even if the net asset value of shares were reduced below his cost. However, for federal income tax purposes, the shareholder's original cost would continue as his tax basis.

Interest on indebtedness incurred or continued by shareholders to purchase or carry shares of the Portfolio is not deductible for federal income tax purposes. Under rules applied by the Internal Revenue Service to determine whether borrowed funds are used for the purpose of purchasing or carrying particular assets, the purchase of shares may, depending upon the circumstances, be considered to have been made with borrowed funds even though the borrowed funds are not directly traceable to the purchase of shares.

The Portfolio expects that less than 100% of dividends will qualify for the deduction for dividends received by corporate shareholders.

To the extent the Portfolio invests in foreign securities, it may be subject to withholding and other taxes imposed by foreign countries. Tax treaties between certain countries and the United States may reduce or eliminate such taxes. Investors may be entitled to claim U.S. foreign tax credits with respect to such taxes, subject to certain provisions and limitations contained in the Code. Specifically, if more than 50% of the Portfolio's total assets at the close of any fiscal year consist of stock or securities of foreign corporations, the Portfolio may file an election with the Internal Revenue Service pursuant to which shareholders of a Portfolio will be required to (1) include in ordinary gross income (in addition to taxable dividends actually received) their pro rata shares of foreign income taxes paid by the Portfolio even though not actually received, (2) treat such respective pro rata shares as foreign income taxes paid by them, and (3) deduct such pro rata shares in computing their taxable incomes, or, alternatively, use them as foreign tax credits, subject to applicable limitations, against their United States income taxes. Shareholders who do not itemize deductions for federal income tax purposes will not, however, be able to deduct their pro rata portion of foreign taxes paid by the Portfolio, although such shareholders will be required to include their share of such taxes in gross income. Shareholders who claim a foreign tax credit may be required to treat a portion of dividends received from the Portfolio as separate category income for purposes of computing the limitations on the foreign tax credit available to such shareholders. Tax-exempt shareholders will not ordinarily benefit from this election relating to foreign taxes. Each year, the Portfolio will notify shareholders of the amount of (1) each shareholder's pro rata share of foreign income taxes paid by the Portfolio and (2) the portion of dividends which represents income from each foreign country, if the Portfolio qualifies to pass along such credit.

The foregoing discussion does not address the special tax rules applicable to certain classes of investors, such as tax-exempt entities, insurance companies and financial institutions. Investors should consult their own tax advisors with respect to special tax rules that may apply in their particular situations as well as the state, local, or foreign tax consequences of investing in the Portfolio.


ITEM 23.  FINANCIAL STATEMENTS

Please refer to the audited Financial Statements (investments as of August 31, 2001, statements of assets and liabilities as of August 31, 2001, statements of operations and statements of changes in net assets for the period ended August 31, 2001, and notes thereto) and reports of independent accountants, which are contained in the August 31, 2001 annual report of each Feeder Fund. The Financial Statements (but no other material from the report) are incorporated herein by reference. The report may be obtained at no charge by telephoning 800-338-0593.

                              PART C

                         OTHER INFORMATION

ITEM 24.  FINANCIAL STATEMENTS AND EXHIBITS

(1) Financial Statements. The financial statements called for by this item are incorporated by reference in Part B and listed in
Item 23 hereof.

(2)  Exhibits. [Note:  As used herein, the term "Registration
Statement" refers to the Registration Statement of the Registrant on Form N-2 filed under the 1940 Act, File No. 811-08957.]

     (a)(1) Certificate of Formation of Registrant. (Exhibit
            (a)(1) to Amendment No. 1 to Registration
            Statement.)*
        (2) Limited Liability Company Agreement of Registrant.
            (Exhibit (a)(2) to Amendment No. 1 to Registration
            Statement.)*

     (b)(1) By-Laws of Registrant. (Exhibit (b) of Amendment No. 1 to Registration Statement.)*
        (2) Amendment to Bylaws. (Exhibit (b)(2) of Amendment No. 3 to Registration Statement.)*
        (3) Amendment to Bylaws. (Exhibit (b)(3) of Amendment No. 3 to Registration Statement.)*
        (4) Amendment to Bylaws.(Exhibit (b)(4) to Amendment No. 4 to Registration Statement.)*

     (c) Not applicable.

     (d) Not applicable.

     (e) Not applicable.

     (f) Not applicable.

     (g) Portfolio Management Agreement between the Registrant and Stein Roe & Farnham Incorporated dated Nov. 1, 2001. (Filed as Exhibit (g) in Part C of Post-Effective Amendment No. 2 to the Registration Statement on Form N-2 of Liberty Floating Rate Fund (File Nos. 333-51466 and 811-08953), filed with the Commission on or about November 2, 2001.)*

     (h) Not applicable.

     (i) Not applicable.

     (j) Custodian Agreement between Registrant and State
         Street Bank and Trust Company. (Filed as Exhibit (g) in Part C of Post-Effective Amendment No. 56 to the Registration Statement on Form N-1A of Liberty Funds Trust II (File Nos. 2-66976 and 811-3009), filed with the Commission on or about October 26, 2001.)*

     (k)(1) Investor Service Agreement between Registrant and
            SteinRoe Services Inc. dated Nov. 20, 1998. (Exhibit
            (k) of Amendment No. 1 to Registration Statement.)*

        (1)(a) Joinder and Release Agreement with respect to Investor Service Agreement. (Exhibit (k)(1)(a) to Amendment No. 3 to Registration Statement.)*

        (2) Bookkeeping and Accounting Agreement between
            Registrant and Stein Roe & Farnham Incorporated dated
            August 3, 1999. (Exhibit to Amendment No. 2 to Registration Statement.)*

        (3) Amendment to Bookkeeping and Accounting Agreement. (Exhibit (k)(3) to Amendment No. 4 to Registration Statement.)*

     (l) Not applicable

     (m) Not applicable

     (n) Not applicable

     (o) Not applicable

     (p) Not applicable

     (q) Not applicable
     --------
     *Incorporated by reference.

ITEM 25.  MARKETING ARRANGEMENTS

Not applicable.

ITEM 26.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Not applicable.

ITEM 27.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

Registrant does not consider that it is directly or indirectly controlled by or under common control with other persons within the meaning of this item.

ITEM 28.  NUMBER OF HOLDERS OF SECURITIES

        Title of Class                Number of Record Holders

      Stein Roe Floating Rate
      Limited Liability Company                    2


ITEM 29.  INDEMNIFICATION

Reference is made to Article XIV of the Registrant's Limited Liability Company Agreement (Exhibit (a)(2)) with respect to indemnification of the managers and officers of Registrant against liabilities which may be incurred by them in such capacities.

Registrant, its managers and officers, its investment adviser, the other investment companies advised by Stein Roe & Farnham Incorporated, and persons affiliated with them are insured against certain expenses in connection with the defense of actions, suits, or proceedings and certain liabilities that might be imposed as a result of such actions, suits or proceedings. Registrant will not pay any portion of the premiums for coverage under such insurance that would (1) protect any manager or officer against any liability to Registrant or its shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office or (2) protect its investment adviser or principal underwriter, if any, against any liability to Registrant or its shareholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence, in the performance of its duties, or by reason of its reckless disregard of its duties and obligations under its contract or agreement with the Registrant; for this purpose the Registrant will rely on an allocation of premiums determined by the insurance company.

Registrant expects that each of Liberty Floating Rate Fund and Liberty-Stein Roe Institutional Floating Rate Income Fund will invest substantially all of its assets in the Portfolio. In that connection, managers and officers of Registrant have signed the registration statement of each of those entities on behalf of the Portfolio insofar as those registration statements relate to the Portfolio, and those entities have agreed to indemnify Registrant and its managers and officers against certain liabilities which may be incurred by them.

ITEM 30.  BUSINESS AND OTHER CONNECTIONS OF THE INVESTMENT ADVISER

Stein Roe & Farnham Incorporated ("Stein Roe"), the investment advisor, is a wholly owned subsidiary of Liberty Funds Group LLC, which is a wholly owned subsidiary of Fleet/Liberty Holdings, Inc., which is a wholly owned subsidiary of Fleet National Bank, which is a wholly owned subsidiary of FleetBoston Financial Corporation. Stein Roe acts as investment advisor to individuals, trustees, pension and profit- sharing plans, charitable organizations, and other investors. In addition to Registrant, it also acts as investment advisor to other investment companies having different investment policies.

For a two-year business history of officers and directors of Stein Roe, please refer to the Form ADV of Stein Roe & Farnham Incorporated and to the section of the statement of additional information (Part B) entitled "Investment Advisory and Other Services," or "Management of the Funds," as applicable.

Certain directors and officers of Stein Roe also serve and have during the past two years served, in various capacities as officers, directors, or trustees of the companies set forth below and of the Registrant and other investment companies managed wholly or in part by Stein Roe. (TStein Roe is located at One South Wacker Drive, Chicago, Illinois 60606, Colonial Management Associates, Inc., Liberty Funds Services, Inc., Liberty Funds Distributor, Inc., AlphaTrade Inc., Liberty Asset Management Company, Liberty Advisory Services, Inc., Colonial Advisory Services, Inc. , each Trust and Stein Roe Floating Rate Limited Liability Company, are located at One Financial Center, Boston, MA 02111, Fleet Investment Advisors, Inc. is located at 100 Federal Street, Boston, MA 02110, Columbia Management Company, Columbia Funds Management Company and
Columbia  Financial  Center are  located at 1300 SW Sixth,  Portland,  OR 97201,
Crabbe Huson Group, Inc. is located at 121 SW Morrison, Portland, OR 97204, Progress Investment Management Company is located at 71 Stevenson Street, San Francisco, CA 94105 and Newport Pacific Management, Inc. and Newport Fund Management, Inc. are located at 580 California Street, San Francisco, CA 94104). A list of such capacities is given below.


                                                                       POSITION FORMERLY
                                                                          HELD WITHIN
                                           CURRENT POSITION               PAST TWO YEARS
                                          -------------------            --------------
LIBERTY FUNDS SERVICES, INC.
Joseph R. Palombo                               President and Director
Keith T. Banks                                  Director

LIBERTY FUNDS DISTRIBUTOR, INC.
Keith T. Banks                                  Director

ALPHATRADE INC.
Joseph R. Palombo                               Director
Keith T. Banks                                  Director

COLONIAL MANAGEMENT ASSOCIATES, INC.
Keith T. Banks                                  President, Chief Investment
                                                Officer and Director
Joseph R. Palombo                               Executive Vice President
                                                and Chief Operating Officer
Loren A. Hansen                                 Senior Vice President
Michael Bissonnette                             Senior Vice President
Bonny E. Boatman                                Senior Vice President
Carl C. Ericson                                 Senior Vice President
Leslie W. Finnemore                             Senior Vice President
Harvey B. Hirschhorn                            Senior Vice President
Michael T. Kennedy                              Senior Vice President
Sharon Lenzi                                    Senior Vice President
Maureen Newman                                  Senior Vice President
Laura Ostrander                                 Senior Vice President
David O'Brien                                   Senior Vice President
Scott B. Richards                               Senior Vice President
Scott Schermerhorn                              Senior Vice President
Gary Swayze                                     Senior Vice President

CRABBE HUSON GROUP, INC.
Keith T Banks                                   Director
Joseph R. Palombo                               Director

FLEET INVESTMENT ADVISORS
Keith T. Banks                                  President, Chief Investment
                                                Officer and Director
Joseph R. Palombo                               Chief Operating Officer and
                                                Director

COLUMBIA MANAGEMENT COMPANY
Keith T. Banks                                  Director
Joseph R. Palombo                               Director

COLUMBIA FUNDS MANAGEMENT COMPANY
Keith T. Banks                                  Director
Joseph R. Palombo                               Director

COLUMBIA FINANCIAL CENTER
Keith T. Banks                                  Director
Joseph R. Palombo                               Director

LIBERTY ASSET MANAGEMENT COMPANY
Keith T. Banks                                  Director
Joseph R. Palombo                               Chief Operating Officer and
                                                Director

WAM ACQUISITION G.P., INC.
Keith T. Banks                                  Director
Joseph R. Palombo                               Director

LIBERTY ADVISORY SERVICES, INC.
Keith T. Banks                                  President, Chief Investment
                                                Officer and Director
Joseph R. Palombo                               Chief Operating Officer and
                                                Director

COLONIAL ADVISORY SERVICES, INC.
Keith T. Banks                                  Director
Joseph R. Palombo                               Chief Operating Officer and
                                                Director

PROGRESS INVESTMENT MANAGEMENT COMPANY
Keith T. Banks                                  Director
Joseph R. Palombo                               Director

NEWPORT PACIFIC MANAGEMENT, INC.
Keith T. Banks                                  Director
Joseph R. Palombo                               Director

NEWPORT FUND MANAGEMENT, INC.
Keith T. Banks                                  Direcotr
Joseph R. Palombo                               Director

LIBERTY-STEIN ROE FUNDS INCOME TRUST; LIBERTY-STEIN ROE FUNDS INVESTMENT
TRUST, LIBERTY-STEIN ROE ADVISOR TRUST, LIBERTY-STEIN ROE FUNDS MUNICIPAL
TRUST, LIBERTY-STEIN ROE FUNDS INSTITUTIONAL TRUST, LIBERTY-STEIN ROE FUNDS
TRUST, STEINROE VARIABLE INVESTMENT TRUST, LIBERTY FLOATING RATE FUND,
LIBERTY-STEIN ROE INSTITUTIONAL FLOATING RATE INCOME FUND, STEIN ROE
FLOATING RATE LIMITED LIABILITY COMPANY, LIBERTY VARIABLE INVESTMENT TRUST,
SR&F BASE TRUST, LIBERTY FUNDS TRUST I, LIBERTY FUNDS TRUST II, LIBERTY FUNDS
TRUST V, LIBERTY FLOATING RATE ADVANTAGE FUND
Keith T. Banks                                  President
William J. Ballou                               Secretary                      Asst. Secy.
Joseph R. Palombo                               Trustee                        VP


ITEM 31.  LOCATION OF  ACCOUNTS  AND RECORDS

Registrant maintains the records required to be maintained by it under Rules 31a-1(a), 31a-1(b), and 31a-2(a) under the Investment Company Act of 1940 at One South Wacker Drive, Chicago, Illinois 60606. Certain records, including records relating to Registrant's shareholders and the physical possession of its securities, may be maintained pursuant to Rule 31a-3 at the main office of Registrant's transfer agent or custodian.


ITEM 32.  MANAGEMENT SERVICES

Not applicable

ITEM 33.  UNDERTAKINGS

Not applicable

                               SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston and Commonwealth of Massachusetts on the 28th day of December, 2001.


                              STEIN ROE FLOATING RATE LIMITED
                              LIABILITY COMPANY



                              By:  /s/ KEITH T. BANKS
                                   Keith T. Banks
                                   President


           INDEX OF EXHIBITS FILED WITH THIS AMENDMENT


Exhibit
Number     Exhibit
------------------------------------------------------------